CONTACT INFORMATION:

FOR IMMEDIATE RELEASE	Contact Mark Hein Corporate Communications 703-803-1673 mark_hein@sra.com

Max Hall Rejoins SRA as Executive Vice President and

Chief Growth Officer

FAIRFAX, Va., Aug. 20 2012 — (BUSINESS WIRE)-- SRA International, Inc., a leading provider of technology and strategic consulting services and solutions to government organizations, today announced that Max Hall will rejoin SRA on Sept. 10, 2012 to be Executive Vice President and Chief Growth Officer reporting to SRA President and CEO Bill Ballhaus.

This announcement ensures a smooth transition as Jeffrey “JR” Rydant, Executive Vice President and Chief Growth Officer, will be taking a planned extended leave for personal interests in early calendar year 2013.  Rydant will move into an individual contributor role and support growth efforts across SRA beginning Sept.10 and continuing after he returns from extended leave.  “It will be a force multiplier for SRA’s growth to continue to have JR supporting several corporate priority growth efforts prior to, and after, his extended leave,” said Ballhaus.

Hall brings more than 34 years of government and industry experience. He joined SRA in 1992 and was Senior Vice President for SRA’s Civil and Health business from December 2007 to August 2010.  Since September 2010 Hall has been serving as Chief Operating Officer for another government services company.

“We are delighted to have Max Hall rejoin SRA as part of the senior leadership team,” added Ballhaus. “Max has a proven track record growing and leading federal services business and will be a strong asset to SRA as we position and grow our footprint across the government sector.”

Hall was an officer in the U.S. Army for 14 years. In addition to command and staff positions, he served as branch chief for the Information Systems Engineering Command in West Germany and as a nuclear Command, Control, Communications and Intelligence (C3I) systems engineer for the Defense Information Systems Agency in Washington, D.C.  He has a bachelor’s degree in general engineering from the United States Military Academy at West Point and a master’s degree in electrical engineering from the Air Force Institute of Technology.

About SRA International, Inc.

For more than 30 years, SRA International has been dedicated to solving complex mission and efficiency challenges for the U.S. government. From our headquarters in Fairfax, Va., and from offices and locations around the globe, our more than 6,000 employees support government clients in civilian, defense, health, intelligence, law enforcement and homeland security agencies by delivering IT solutions and professional services in such areas as information technology lifecycle services; cloud and mobile computing; cyber security; solutions development and integration; and, strategy development and organizational change management. We also provide mission-specific domain expertise in areas such as energy and environmental consulting; intelligence analysis; advanced research; and bioinformatics. Our employees’ deep commitment to offering real value to our clients and serving our communities is rooted in our ethic of Honesty and Service®.

For more information on SRA International, please visit us at www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) reduced spending levels and changing budget priorities of our largest customer, the United States federal government, which accounts for more than 90% of our revenue; (ii) failure to comply with complex U.S. government procurement-related laws and other regulations, including but not limited to, punitive damage liabilities under the False Claims Act and other laws, and financial incentives under so-called “whistleblower” statutes, awarding the whistleblower with a percentage of the recovery if the claims are successfully waged; (iii) possible delays or overturning of our government contract awards due to bid protests by competitors or loss of contract revenue or diminished opportunities based on the existence of organizational conflicts of interest; (iv) entry into new markets or incurring liabilities in hazardous areas; (v) failure to comply with laws such as the Foreign Corrupt Practices Act or regulations on government gratuities; (vi) failure to comply with Federal Acquisition Regulations and Cost Accounting Standards or the Fair Labor Standards Act; (vii) security threats, attacks or other disruptions on our information infrastructure, and failure to comply with complex network security and data privacy legal and contractual obligations or to protect sensitive information; (viii) any violation of third party intellectual rights; (ix) adverse changes in federal government practices such as insourcing; (x) delays in the U.S. government adopting appropriations necessary for program funding and future appropriation uncertainties adversely impacting customer spending plans; (xi) intense competition to win U.S. government contracts or recompetes and commoditization of services we offer; (xii) failure to obtain option awards, task orders or funding under contracts, or inability to successfully execute awarded contracts; (xiii) any adverse results of audits and investigations conducted by the Defense Contract Audit Agency or any of the Inspectors General for various agencies with which we contract, including, without limitation, any determination that our contractor business systems or contractor internal control systems are deficient;

(xiv) difficulties accurately estimating contract costs and contract performance requirements; (xv) challenges in attracting and retaining key personnel or high-quality employees, particularly those with security clearances; and (xvi) adverse impact on employee and customer relations from media speculation regarding the company and its future ownership and operations.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of August 20, 2012. We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 20, 2012.

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